Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 of the Registration Statement (Form S-3) and related Prospectus of Cowen Inc. for the issuance of $150,000,000 of debt and to the incorporation by reference therein of our report dated March 22, 2017, with respect to the financial statements of Starboard Value A LP included in its Annual Report (Form 10-K/A) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York
November 30, 2017